Exhibit 23.2




 [Deloitte & Touche  LLP Letterhead]


INDEPENDENT AUDITORS' CONSENT


	We consent to the incorporation by reference in this Registration Statement of New England Business Service, Inc. on Form S-3 of our reports dated August 4, 1997 appearing in the Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 28, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Boston, Massachusetts
June 24, 1998